Exhibit 99.1

SHUFFLE MASTER, INC. 1106 Palms Airport Dr. Las Vegas, NV 89119 www.shufflemaster.com

News Release

FOR FURTHER INFORMATION CONTACT:

Julia Boguslawski Investor Relations/ Corporate Communications ph: (702) 897-7150 fax: (702) 270-5161	Gavin Isaacs, CEO Linster W. Fox, CFO ph: (702) 897-7150 fax: (702) 270-5161

Shuffle Master Announces Decision Not to Proceed With Ongame Network Acquisition

LAS VEGAS, Nevada, Wednesday, June 27, 2012 - Shuffle Master, Inc. (NASDAQ Global Select Market:  SHFL) (“Shuffle Master” or the “Company”) today announced that after careful consideration it has decided not to proceed with the acquisition of Ongame Network Limited.

“We remain ardent believers in the growth opportunities for online gaming and continue to focus intensely on the space,” said Gavin Isaacs, the Company’s Chief Executive Officer.  “When we signed the definitive agreement in February, we believed that general market conditions and Ongame’s sales pipeline supported the purchase being neutral or modestly accretive to the Company’s EBITDA. Business conditions in Europe have deteriorated since February and as a result, it has become evident to us that Ongame’s operations post-acquisition will not achieve the near-term results we initially expected and will require a larger ongoing investment than anticipated.  Although we believe in its eventuality, there is also uncertainty surrounding the timing of legalization and the rollout of online poker in the U.S. at both the state and federal levels.,” continued Isaacs.  “Although we are disappointed in the outcome, after thorough due diligence we believe this is the right thing to do for our Company and our shareholders.  We will continue to pursue opportunities to achieve our growth objectives in the online space, including leveraging and protecting our strong intellectual property and brands, and will investigate all prospects – both organic and acquisitive – that make strategic and financial sense.”

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As stated at its recent Analyst Day held in New York, Shuffle Master’s near-term focus will be to continue to strengthen and grow its core operations, improve upon execution and invest in its business and ongoing growth initiatives.

“We are continuing to invest in our own state-of-the-art content platform, which capitalizes on our industry leading portfolio of Proprietary Table Games, and remain committed to serving our customers’ online needs”, said Louis Castle, the Company’s Chief Strategy Officer.  “We are considering other options for providing a business-to-business online poker product consistent with our other online offerings for web, social media and mobile applications.”

“Over the last few months, I have been incredibly encouraged and impressed by the quality, commitment and leadership of our team throughout the entire due diligence process”, said Isaacs.  “Our people are our greatest asset and they are the foundation upon which we will continue to build our future.  We thank the teams at Ongame and bwin.party for their cooperation and professionalism throughout this process.”

About Shuffle Master, Inc.

Shuffle Master, Inc. is a leading global gaming supplier committed to making gaming more fun for players and more profitable for operators through product innovation, and superior quality and service.  The Company operates in legalized gaming markets across the globe and provides state-of-the-art, value-add products in five distinct categories: Utility products, which include automatic card shufflers and roulette chip sorters; Proprietary Table Games, which includes live games, side bets and progressives; Electronic Table Systems, which include various e-Table game platforms; Electronic Gaming Machines, which include video slot machines; and newly introduced iGaming, which features online versions of Shuffle Master’s table games, social gaming, and mobile applications. The Company is included in the S&P Smallcap 600 Index.  Information about the Company and its products can be found on the Internet at www.shufflemaster.com, or on Facebook, Twitter and YouTube.

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Forward Looking Statements

This release contains forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this release other than statements that are purely historical are forward-looking statements. Forward-looking statements in this press release include, without limitation: (a) the Company’s belief in growth opportunities for online gaming and its plans to pursue opportunities in the online space, (b) the Company’s intention to explore alternative options for entry in the future U.S. online poker market, and (c) the Company’s intention to invest in its own content platform and to consider other options for providing a business-to-business poker product. The Company’s beliefs, expectations, forecasts, objectives, anticipations, intentions and strategies regarding the future, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from results contemplated by the forward-looking statements, including but not limited to: (a) the inability to predict the evolution, timing or potential of future online gaming opportunities and the relative risks and rewards of opportunities in the online space versus other opportunities, (b) the risk that laws and regulations will not permit online poker in the U.S. and the inability to predict the timing or content of changes in laws, and (c) future possible changes in strategic direction to pursue initiatives that are more attractive than investing in our own content platform or pursuing the offer a business-to-business poker product. Additional information on risk factors that could potentially affect the Company’s financial results may be found in documents filed by the Company with the Securities and Exchange Commission, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K, and are based on information available to the Company on the date hereof. The Company does not intend, and assumes no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

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